Exhibit 99.1

NEWS RELEASE

Phillips 66 Responds to Challenging Business Environment

HOUSTON, March 24, 2020 – Phillips 66 (NYSE: PSX), a diversified energy manufacturing and logistics company, announces actions in response to the challenging business environment.

“Phillips 66 is well positioned to manage through the challenging environment with our high-quality, diversified asset base and strong balance sheet,” said Greg Garland, chairman and CEO of Phillips 66. “Our top priorities remain the well-being of our employees, our communities, and safe and reliable operations. We are taking action to maintain our financial strength to ensure security of our dividend, execute capital growth projects that are near completion, and maintain our strong investment grade credit rating. We remain focused on disciplined capital allocation and creating long-term value for our shareholders.”

The company is taking the following actions:

•	Reducing 2020 consolidated capital spending by $700 million to $3.1 billion.

o
Capital spending net of cash capital contributions from joint venture partners (“adjusted capital”) is now expected to be $3.0 billion. This reduction in adjusted capital from the $3.3 billion budget reflects a $700 million reduction in our consolidated capital spending, partially offset by a $400 million reduction in cash capital contributions anticipated from DCP Midstream.

o
In Midstream, the Red Oak Pipeline and Sweeny Frac 4 projects, as well as Phillips 66 Partners’ Liberty Pipeline, will all be deferred. Phillips 66 Partners has also postponed its final investment decision on ACE Pipeline. Phillips 66 does not expect DCP Midstream to exercise its option to participate in Sweeny Fracs 2 and 3 in 2020.

o	In Refining, the company is deferring and cancelling certain discretionary projects.

•	Reducing operating and administrative costs by $500 million in 2020.

•
Temporarily suspended share repurchases effective March 18. Share repurchases during the first quarter of 2020 were approximately $440 million. Phillips 66 will evaluate timing to resume share repurchases.

•
Secured a new $1 billion, 364-day term loan facility. This facility provides additional liquidity and financial flexibility in addition to the existing $5 billion revolving credit facility. Phillips 66 Partners has a $750 million revolving credit facility.

Exhibit 99.1

“We will continue to closely monitor market conditions and evaluate the impact on our portfolio. We are prepared to take additional action as needed. During these times of uncertainty, the people of Phillips 66 remain fully committed to providing energy and improving lives,” said Garland.

The company will host a conference call on March 24 at 9 a.m. EDT to discuss these actions. To access the call, go to the Phillips 66 Investors site, www.phillips66.com/investors, and click on “Events and Presentations.” A replay of the call will be archived on the Investors site approximately two hours after the live call, and a transcript also will be available at a later date.

	Millions of Dollars
	2020 Guidance			2020 Budget[1]
	Sustaining	Growth	Total	Total
Capital Spending
Midstream
Phillips 66[2]	$137	821	958	1,428
Phillips 66 Partners[3]	132	800	932	962
	269	1,621	1,890	2,390
Chemicals	-	-	-	-
Refining	485	350	835	1,035
Marketing and Specialties	80	129	209	161
Corporate and Other	163	-	163	204
Phillips 66 Consolidated	997	2,100	3,097	3,790
Less: capital expenditures funded by joint venture partners[4]	-	69	69	469
Adjusted Capital Spending	$997	2,031	3,028	3,321
1) - As previously announced in December 2019.
2) - Excludes capital budget associated with Phillips 66 Partners.
3) - Phillips 66 Partners capital spending net of $69 million in growth capital to be cash funded by joint venture partners is expected to be $863 million in 2020. The previously announced Phillips 66 Partners 2020 capital budget net of $95 million in cash funded by joint venture partners was $867 million. Phillips 66 Partners capital spending excludes amounts associated with acquisition of assets from Phillips 66.
4) - Included in the Midstream segment.

About Phillips 66

Phillips 66 is a diversified energy manufacturing and logistics company. With a portfolio of Midstream, Chemicals, Refining, and Marketing and Specialties businesses, the company processes, transports, stores and markets fuels and products globally. Phillips 66 Partners, the company’s master limited partnership, is integral to the portfolio. Headquartered in Houston, the company has 14,500 employees committed to safety and operating excellence. Phillips 66 had $59 billion of assets as of Dec. 31, 2019. For more information, visit www.phillips66.com or follow us on Twitter @Phillips66Co.
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Exhibit 99.1

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Words and phrases such as “is anticipated,” “is estimated,” “is expected,” “is planned,” “is scheduled,” “is targeted,” “believes,” “continues,” “intends,” “will,” “would,” “objectives,” “goals,” “projects,” “efforts,” “strategies” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements included in this news release are based on management’s expectations, estimates and projections as of the date they are made. These statements are not guarantees of future performance and you should not unduly rely on them as they involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include fluctuations in NGL, crude oil, and natural gas prices, and petrochemical and refining margins; unexpected changes in costs for constructing, modifying or operating our facilities; unexpected difficulties in manufacturing, refining or transporting our products; lack of, or disruptions in, adequate and reliable transportation for our NGL, crude oil, natural gas, and refined products; potential liability from litigation or for remedial actions, including removal and reclamation obligations under environmental regulations; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; potential disruption of our operations due to accidents, weather events, including as a result of climate change, terrorism or cyberattacks; general economic and political developments including: armed hostilities; expropriation of assets; changes in governmental policies relating to NGL, crude oil, natural gas or refined petroleum products pricing, regulation or taxation; and other political, economic or diplomatic developments, including those caused by public health issues and outbreaks; the impact of adverse market conditions or other similar risks to those identified herein affecting PSXP, as well as the ability of PSXP to successfully execute its growth plans; and other economic, business, competitive and/or regulatory factors affecting Phillips 66’s businesses generally as set forth in our filings with the Securities and Exchange Commission. Phillips 66 is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information—This news release uses the terms “adjusted capital budget” and “adjusted capital spending.”  These are non-GAAP financial measures that are derived by reducing the company’s planned capital spending by that portion expected to be cash funded by joint venture partners, thereby demonstrating the amount of capital spending attributable to Phillips 66. The disaggregation of capital spending between sustaining and growth is not a distinction recognized under generally accepted accounting principles in the United States. The company provides such disaggregated information to demonstrate management’s return expectations with respect to capital spending.

CONTACTS

Jeff Dietert (investors)
832-765-2297
jeff.dietert@p66.com

Brent Shaw (investors)
832-765-2297
brent.d.shaw@p66.com

Dennis Nuss (media)
855-841-2368
dennis.h.nuss@p66.com